Exhibit 1.1

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PROPERTYGURU GROUP LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED 23 JULY 2021 AND EFFECTIVE ON 16 MARCH 2022)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PROPERTYGURU GROUP LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED 23 JULY 2021 AND EFFECTIVE ON 16 MARCH 2022)

1.	The name of the company is PropertyGuru Group Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary shares with a nominal or par value of US$0.0001 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

1

i

PROCEEDINGS AT GENERAL MEETINGS	27
VOTES OF SHAREHOLDERS	29
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	30
RESERVED MATTERS	30
DIRECTORS	30
ALTERNATE DIRECTOR	33
POWERS AND DUTIES OF DIRECTORS	34
BORROWING POWERS OF DIRECTORS	37
THE SEAL	37
DISQUALIFICATION OF DIRECTORS	38
PROCEEDINGS OF DIRECTORS	38
DIVIDENDS	43
ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	44
CAPITALISATION OF RESERVES	44
SHARE PREMIUM ACCOUNT	45
NOTICES	45
INDEMNITY	47
NON-RECOGNITION OF TRUSTS	48
WINDING UP	48
AMENDMENT OF ARTICLES OF ASSOCIATION	48
CLOSING OF REGISTER OR FIXING RECORD DATE	48
REGISTRATION BY WAY OF CONTINUATION	49
MERGERS AND CONSOLIDATION	49

ii

DISCLOSURE	49
CONSEQUENCES OF A REA BREACH	50

iii

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

PROPERTYGURU GROUP LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED 23 JULY 2021 AND EFFECTIVE ON 16 MARCH, 2022)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to PropertyGuru Group Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“99.co Board” has the meaning given in Article 87.

“Affiliate” means, with respect to any specified person, any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, including, in the case of the TPG Investor and the KKR Investor, any and all entities or vehicles that are managed and/or advised by any of the TPG Investor’s Affiliates or the KKR Investor’s Affiliates respectively; provided that the Company and each of its Subsidiaries shall be deemed not to be Affiliates of the TPG Investor Entities or the KKR Investor. As used in this definition of “Affiliate”, the word “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Consideration” means consideration offered by a Purchaser that is not in the form of cash or Readily Marketable Securities.

“Annual Budget” means the annual budget for each financial year which will be submitted to the Board for its approval and adoption prior to the beginning of each financial year.

“Applicable Law” means any legislation, statute, act, decree, rule, order, treaty, directive, regulation, subsidiary or subordinate legislation, code, judgment, order, statutory guidance note, circular, decree, directive, code of practice, notice or announcement or any other law (including common law, securities laws and regulations or listing rules), or any interpretation thereof, which is binding on a party which has been enacted, issued or promulgated by any Governmental Body or any order, judgment or decree of any court with jurisdiction over the relevant party.

“Approved Investment Bank” means any of the following investment banks, including affiliates and successors thereof: Bank of America Corp, UBS, Goldman Sachs and Co., Morgan Stanley Incorporated, J.P. Morgan, Credit Suisse, CITIGROUP, Deutsche Bank and any other internationally recognised investment bank as agreed between the TPG Investor Entities (as a group), the KKR Investor and REA (each acting reasonably).

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Board” means the board of Directors of the Company from time to time.

“Board Observer” shall have the meaning ascribed to it in Article 95.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Day” means a day on which banks are open for ordinary banking business in Singapore, the Cayman Islands and New York (excluding Saturdays, Sundays and public holidays).

“Cash Consideration” shall have the meaning ascribed to it in Article 45(c)(iii).

“Chairman” means chairman of the Board, who shall be a Director recommended by the Nominating Committee to the Board to be appointed as the chairman of the Board and approved by a simple majority vote of the Board, provided that any two Directors may request that instead of the aforementioned Board approval by a simple majority vote, the Chairman shall be elected by Ordinary Resolution.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Code” means U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to the New York Stock Exchange.

“Directors” means the directors of the Company for the time being, including any duly appointed alternate, or as the case may be, the directors assembled as a board or as a committee thereof.

“Drag-Along Shareholders” shall have the meaning ascribed to it in Article 45.

“Drag Notice” shall have the meaning ascribed to it in Article 45.

“Drag Sale” shall have the meaning ascribed to it in Article 45.

“Drag Sale Transferor” shall have the meaning ascribed to it in Article 44.

“Dragging Shareholder” shall have the meaning ascribed to it in Article 45.

“Encumbrance” includes any mortgage, assignment, debenture, lien, hypothecation, charge, pledge, adverse claim, rent-charge, title retention, claim, equity, option, pre-emption right, right to acquire, security agreement and security interest or other right or encumbrance of whatever nature and “Encumbrances” shall be construed accordingly.

“Existing Major Shareholders” shall have the meaning ascribed to it in Article 45(d).

“Fair Market Value” means, in respect of Alternative Consideration, the fair market value of such Alternative Consideration as agreed between: (i) the selling Shareholder(s) (as a group), and (ii) the Shareholders electing to receive the Cash Consideration (as a group), or, failing such agreement, each of (a) the selling Shareholder(s) (as a group), and (b) the Shareholders electing to receive the Cash Consideration (as a group) shall appoint an Approved Investment Bank to calculate the fair market value of such Alternative Consideration and the simple average of the two valuations shall be the fair market value, provided that if the two valuations deviate by more than 10 per cent., the two Approved Investment Banks shall jointly nominate (and the Company shall appoint) a third Approved Investment Bank to determine the fair market value, which shall be final and binding on the aforesaid Shareholders in the absence of fraud and manifest error.

“Fund Investor” has the meaning given in Article 43(d).

“Governmental Body” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Group” means the Company and its Subsidiaries from time to time, including any Subsidiaries where, due to local law requirements the majority owner(s) is/are local shareholder(s) falling outside of the Group, and “Group Company” means any one of them.

“Group Business” means the business carried on by the Group, being, subject to Articles 86 and 98:

a.	the provision of internet based platforms for (a) persons or companies interested, for commercial or for private purposes, in selling, acquiring, renting or leasing real estate, or generalist classifieds including real estate, and (b) comparing and securing property loans and personal finance for private consumers and business; and

b.

the provision of online mortgage, insurance and services marketplace products and advertising, process automation, data analytics and software solutions for the property, automotive and general classifieds or related industries, in Singapore, Malaysia, Indonesia, Thailand, Vietnam, Brunei, Cambodia, Laos, Myanmar and the Philippines (collectively, the South East Asia region)).

“Investor Personal Rights” means the rights specified as applying to a named Shareholder Party as are set out in Articles 87 and 95, and as regards REA only, Article 44.

“KKR Investor” means Epsilon Asia Holdings II Pte. Ltd.

“KKR Investor Director” means any Director appointed by the KKR Investor pursuant to Article 87.

“Losses” means all costs, losses, liabilities, damages, claims, demands, proceedings, expenses, penalties and legal and other professional fees, including any diminution of value.

“Major Shareholder” means a Shareholder holding at least five per cent. of the Shares outstanding at any time provided always that in relation to the TPG Investor Entities, each TPG Investor Entity would be a Major Shareholder for as long as the TPG Investor Entities, in aggregate, hold at least five per cent. of the Shares outstanding at any time.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Necessary Action” means (i) with respect to the Company, taking all reasonable actions, and (ii) with respect to a Shareholder Party, taking all reasonable actions within its power and rights as a Shareholder, in each case that are necessary to procure an outcome, including as regards a Shareholder Party, by exercising all its rights as a Shareholder, and procuring that the Director nominated by it take all reasonable action and use all their rights as directors, subject always to the Director’s fiduciary duties, including calling (if necessary) and attending all shareholders’ meetings and exercising the votes attached to its Shares

“Non-Investor Director” has the meaning given in Article 90.

“NWS” means News Corporation.

“NWS Group” means NWS and its Subsidiaries other than REA Listco and its Subsidiaries.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by a simple majority of such Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes Shares credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Public Shareholder ROFO Notice” shall have the meaning ascribed to it in Article 44.

“Public Shareholder ROFO Participation Notice” shall have the meaning ascribed to it in Article 44.

“Public Shareholder ROFO Response Period” shall have the meaning ascribed to it in Article 44.

“Public Shareholder ROFO Right” shall have the meaning ascribed to it in Article 44.

“Public Shareholder ROFO Securities” shall have the meaning ascribed to it in Article 44.

“Public Supporting Shareholders” shall have the meaning ascribed to it in Article 44.

“Purchaser” means a bona fide arm’s length third party buyer that is not a Shareholder or an Affiliate of a Shareholder or the Company.

“Readily Marketable Securities” means securities that are listed on such international stock exchange as may be approved in advance by both the TPG Investor and the KKR Investor.

“REA” means REA Asia Holding Co. Pty Ltd.

“REA Entry Price” means US$6.40 (as adjusted for any dividends, share splits, consolidations or sub-divisions from time to time).

“REA Floor Price” means the higher of: (i) the REA Entry Price; and (ii) the ROFO Application Price offered by REA (if any) (in each case as adjusted for any dividends, share splits, consolidations or sub-divisions from time to time).

“REA Investor Director” means any Director appointed by REA pursuant to Article 87.

“REA Listco” means REA Group Limited.

“REA ROFO Default” shall have the meaning ascribed to it in Article 44.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“ROFO Acceptance Notice” shall have the meaning ascribed to it in Article 44.

“ROFO Application” shall have the meaning ascribed to it in Article 44.

“ROFO Application Price” shall have the meaning ascribed to it in Article 44.

“ROFO Drag-Along Notice” shall have the meaning ascribed to it in Article 44.

“ROFO Drag-Along Shareholders” shall have the meaning ascribed to it in Article 44.

“ROFO Notice” shall have the meaning ascribed to it in Article 44.

“ROFO Notice Despatch Date” shall have the meaning ascribed to it in Article 44.

“ROFO Notice Period” shall have the meaning ascribed to it in Article 44.

“ROFO Response Notice” shall have the meaning ascribed to it in Article 44.

“ROFO Response Expiration Date” shall have the meaning ascribed to it in Article 44.

“ROFO Securities” shall have the meaning ascribed to it in Article 44.

“ROFO Completion Deadline” shall have the meaning ascribed to it in Article 44.

“ROFO Signing Deadline” shall have the meaning ascribed to it in Article 44.

“ROFO Third Party Transfer Period” shall have the meaning ascribed to it in Article 44.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Securities” has the meaning given in Article 39.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register.

“Shareholders Agreement” means the shareholders’ agreement in respect of the Company made between the TPG Investor Entities, the KKR Investor, REA, REA Listco and the Company dated on or around March 16, 2022.

“Shareholder Parties” means Shareholders who are party to the Shareholders Agreement from time to time (including any person who executes a joinder agreement in accordance with the terms of the Shareholders Agreement) and “Shareholder Party” shall mean any one of them.

“Shareholding Percentage” means in each case, in relation to any Shareholder and at any time, the total number of ordinary shares held by that Shareholder at that time expressed as a percentage of all the issued ordinary shares in the capital of the Company as at that time (on an as-converted basis, where applicable).

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Subsidiary” means, with respect to any specified Person, any person that is directly or indirectly through one or more intermediaries controlled by such specified person, provided that the Company and each of its Subsidiaries shall be deemed not to be Subsidiaries of the TPG Investor Entities or the KKR Investor. As used in this definition of “Subsidiary”, the word “control” (including its correlative meanings, “controlled by” and “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“TPG Investor” means TPG Asia VI SF Pte. Ltd.

“TPG Investor 2” means TPG Asia VI SPV GP LLC, in its capacity as general partner of TPG Asia VI Digs 1 L.P.

“TPG Investor Director” means any Director appointed by the TPG Investor Entities pursuant to Article 87.

“TPG Investor Entities” means the TPG Investor, TPG Investor 2 and any of their respective Affiliates who are a Shareholder from time to time (provided that any of the foregoing that ceases to be a Shareholder shall not be considered a TPG Investor Entity).

“Transfer” in relation to any Shares or other Securities that are held by a Shareholder Party, includes whether directly or indirectly; (i) a sale, assignment or transfer; (ii) creating or permitting to subsist any Encumbrance; (iii) creating any trust or conferring any interest; (iv) any agreement, arrangement or understanding in respect of votes or the right to receive dividends; (v) the renunciation or assignment of any right to subscribe or receive Shares or other Securities or any legal or beneficial interest in Shares or other Securities; (vi) any agreement to do any of the above, except an agreement to transfer Shares or other Securities which is conditional on compliance with the terms of these Articles; and (vii) the transmission of Shares or other Securities by operation of law.

“Transferee” shall have the meaning ascribed to it in Article 42.

“Transferring Shareholder” shall have the meaning ascribed to it in Article 42.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Warrants” shall have the meaning ascribed to it in that certain Novation, Assumption and Amendment Agreement dated as of July 23, 2021, by and among the Company, the KKR Investor and PropertyGuru Pte. Ltd.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to USD (or $) and to a US cent or cents is reference to dollars of the United States of America;

(e)	reference to SGD (or S$) and to a Singapore cent or cents is reference to dollars and cents of the Republic of Singapore;

(f)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(h)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles (including for the avoidance of doubt, Article 86), all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors in accordance with these Articles) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

Subject to Article 86, the Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Member may transfer all or any Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

35.	The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

36.

Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors shall not unreasonably decline to register any transfer of Shares, and shall upon making any decision to decline to register any transfer of Shares assign an appropriate reason therefor. If the Directors refuse to register a transfer of any Share the Secretary shall, within two (2) months after the date on which the transfer request was lodged with the Company, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. For the avoidance of doubt, it shall not be unreasonable for the Directors to decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation at such times and for such periods as the Directors may from time to time determine.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

RESTRICTIONS ON TRANSFER OF SHARES BY SHAREHOLDER PARTIES

38.	The following provisions set out in Articles 39 to 45 shall not apply to any transfer of Shares by a Shareholder that is not a Shareholder Party.

39.

Unless required by Applicable Law and/or any other written agreements among the Shareholder Parties and the Company, subject to Article 42, Article 43 and Article 44 each of the Shareholder Parties shall be entitled to Transfer all or any part of their Shares and/or Warrants (along with any rights attached thereto save for the Investor Personal Rights and save as set out in Article 45(d) and/or any other securities which are issued by the Company from time to time (together, “Securities”) at any time, and such Transfer shall not be subject to the consent of any other Shareholder or any restrictions whatsoever. For the avoidance of doubt, subject to Applicable Law, nothing in this Article 39 shall restrict or prohibit the acquisition by any Shareholder Party of Securities, whether by way of on-market acquisitions, off-market acquisitions or otherwise.

40.	The Company shall not approve or register any Transfer of Securities by a Shareholder Party unless:

(a)	it is effected in accordance with Articles 39 to 45; and

(b)

the transferee of the Securities, if not already a party to the Shareholders Agreement, has executed a joinder agreement (as such term is defined in the Shareholders’ Agreement and provided always that a third party transferee of Securities other than Shares from any Shareholder Party shall adhere to the Shareholders Agreement as a Shareholder Party and not have the benefit of the Investor Personal Rights or the rights under Article 45 (save as set out in Article 45(d))) in accordance with Article 42 (unless such Transfer results in a termination of the Shareholders Agreement in accordance with its terms) provided however, that no such execution of a joinder agreement shall be required for any Transfer of Securities effected in the open market pursuant to an effective resale registration statement or an applicable exemption from registration under U.S. securities laws.

41.	Any proposed Transfer by a Shareholder Party that does not satisfy the other requirements of Articles 39 to 45 shall be void.

42.

Notwithstanding any provision in Articles 39 to 41 and Articles 44 to 45, it shall be a condition precedent to the right of any Shareholder Party (the “Transferring Shareholder”) to Transfer Shares (other than any permitted transfer of securities effected on a securities exchange or through an underwritten offering where the Securities are transferred to holders without restriction on transfer pursuant to U.S. securities laws) to any person (the “Transferee”) (including a Transfer pursuant to the foregoing provisions of Articles 39 to 45) that the Transferee, if not already bound by the provisions of the Shareholders Agreement, execute a joinder agreement (as such term is defined in the Shareholders Agreement), as modified, if applicable, with the consent of the majority of the Shareholder Parties that constitute Major Shareholders, each acting reasonably and in good faith, under which the Transferee shall agree to be bound by, and shall be entitled to the benefit of, all the rights under the Shareholders Agreement except for the Investor Personal Rights and save as set out in Article 45(d)) as if it were an original party hereto either (i) in place of the Transferring

Shareholder, or (ii) where such Transferring Shareholder remains a Shareholder following such Transfer, in addition to, the Transferring Shareholder, unless, in each case, such Transfer results in a termination of the Shareholders Agreement in accordance with its terms).

43.	Other provisions relating to Transfers of Shares by any Shareholder Party

(a)

In the event there is a change of control of any Shareholder Party, such Shareholder Party shall cease to be entitled to receive benefits to and to enforce such rights that are personal to, and non-transferrable by such Shareholder Party, under these Articles including the Investor Personal Rights (if applicable) and save as set out in Article 45(d)).

(b)

For the purposes of Article 43(a), “change of control” means, in respect of a Shareholder Party that constitutes a Major Shareholder: (a) any sale, transfer or other disposition of voting securities, in a single transaction or series of related transactions, as a result of which a third party acquires more than 50 per cent. of the voting securities in such Shareholder Party; (b) a sale, transfer, exclusive licensing or other disposition, in a single transaction or series of related transactions, of more than 50 per cent. of such Shareholder Party’s assets, including assets that are not and cannot be part of the asset side of the balance sheet, to a third party; (c) a merger or any reorganisation whereby such Shareholder Party is not the surviving entity (unless the holders of the share capital of such Shareholder Party immediately prior to such event continue to hold more than 50 per cent. of the voting and economic interest of the surviving entity following such event); or (d) any other transaction resulting in a change of control of such Shareholder Party (as used in this sub-clause (d), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise), in each case, subject to Article 43(c) and Article 43(d).

(c)

Notwithstanding any provision to the contrary herein, and for so long as the securities of REA Listco are listed on a recognised stock exchange, where any person who, as at the date of the Shareholders Agreement controls REA Listco and, after the date of the Shareholders Agreement, ceases to control REA Listco, or any person who, as at the date of the Shareholders Agreement does not control REA Listco and, after the date of the Shareholders Agreement, gains control of REA Listco, this shall not constitute a “change of control” of REA in its capacity as a Major Shareholder for the purposes of Article 43(a). For the purposes of this Article 43(c) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, (whether through ownership of voting securities, by contract or otherwise). For the avoidance of doubt, if the securities of REA Listco are no longer listed on a recognised stock exchange, then this Article 43(c) shall no longer apply and, in the event that REA Listco is subsequently subject to a “change of control” (as defined in Article 43(b) applying mutatis mutandis), then this shall constitute a “change of control” of REA in its capacity as a Major Shareholder for the purposes of Article 43(a).

(d)	Notwithstanding any provision to the contrary herein, where a Shareholder Party that constitutes a Major Shareholder is an investment fund, limited partnership or any other collective investment vehicle (including, for the avoidance of doubt, the TPG Investor Entities and the KKR Investor) (a “Fund Investor”), a “change of control” event for the purposes of Article 43(a) shall only be considered to have occurred if such Fund Investor ceases to be, directly or indirectly controlled, managed and/or advised by (i) its investment manager and/or general partner as of the date of the Shareholders Agreement; or (ii) an investment manager, general partner or other entity that is an Affiliate of its existing investment manager and/or general partner.

REA ROFO IN A DRAG SALE

44.	Subject always to Article 163:

(a)

if any Shareholder Party that constitutes a Major Shareholder (other than REA) whether acting alone or together with other Shareholder Parties that constitute Major Shareholders (each, a “Drag Sale Transferor”) either: (a) receives (x) any bona fide binding offer; or (y) any bona fide indicative offer, in each case, from a prospective Purchaser or Purchasers for such Shareholder Party’s Securities; or (b) desires (in one or through a series of transactions) to Transfer any of its Securities (without having solicited or being in receipt of an indicative or binding offer) or any interest therein to a Purchaser or Purchasers and, in connection with such offer or desire to Transfer, such Drag Sale Transferor intends, or is reasonably likely, to initiate a Drag Sale pursuant to Article 45 and provided always that Article 45(a)(iii) has been, or will be, satisfied prior to completion of the Drag Sale, the Drag Sale Transferor shall give to REA notice in writing of such intention (a “ROFO Notice”), which notice shall:

(i)	specify the date of despatch of the ROFO Notice (the “ROFO Notice Despatch Date”); and

(ii)	certify that:

(A)	the ROFO Notice has been delivered to REA as a result of the Drag Sale Transferor either:

(1)	having received for its Securities from a prospective Purchaser or Purchasers (as applicable):

(I)	any bona fide arm’s length binding offer; or

(II)	any bona fide arm’s length indicative offer; or

(2)

desiring (in one or through a series of transactions) to Transfer any of its Securities (without having solicited or being in receipt of an indicative or binding offer) or any interest therein to a Purchaser or Purchasers; and, in each case;

(B)	the Drag Sale Transferor intends to, or is reasonably likely to, initiate a Drag Sale pursuant to Article 45; and

(C)	Article 45(a)(iii) has been, or will be, satisfied prior to completion of the Drag Sale; and

(iii)

specify which of the other Shareholders (other than REA and the ROFO Drag-Along Shareholders) have either provided their approval prior to the ROFO Notice Despatch Date, or are reasonably expected to provide their approval, in respect of the relevant Drag Sale pursuant to Article 45(a)(iii) (the “Public Supporting Shareholders”).

(b)

REA may, within 45 days of the ROFO Notice Despatch Date (the “ROFO Notice Period”) exercise its right to make an offer for all (but not less than all) of the Securities held by all Shareholder Parties (other than REA) (the “ROFO Securities”) and, subject to Article 44(d), the Public Shareholder ROFO Securities (if any) by serving a notice in writing (a “ROFO Application”) to the Drag Sale Transferor specifying the price per Security (where applicable, the price per Warrant shall be specified as the price per Share less the Exercise Price (as defined in the terms and conditions of the Warrants) of a Warrant) that it is willing to pay for all (but not less than all) of the ROFO Securities and, subject to Article 44(d), the Public Shareholder ROFO Securities (if any) (the “ROFO Application Price”). For the avoidance of doubt, any ROFO Application shall be unconditional other than with respect to any mandatory anti-trust or other regulatory consents under Applicable Law.

(c)

A ROFO Application shall not be revocable unless the Drag Sale Transferor rejects, or is deemed to have rejected, the offer set out in the ROFO Application, in which case the ROFO Application shall automatically and immediately be deemed to have been validly revoked and the offer contained therein not capable of acceptance.

(d)	In respect of a ROFO Application.

(i)

Upon receipt of a ROFO Application, the Drag Sale Transferor shall promptly, and, in any case, within 3 Business Days, give notice to all the Public Supporting Shareholders, which notice shall specify the ROFO Application Price (the “Public Shareholder ROFO Notice”).

(ii)

If the Drag Sale Transferor accepts REA’s ROFO Application in accordance with Article 44(e), each Public Supporting Shareholder shall have the right to sell all (but not less than all) of the Securities held by such Public Supporting Shareholder (the “Public Shareholder ROFO Securities”) to REA (the “Public Shareholder ROFO Right”). For the avoidance of doubt:

(A)	the Public Shareholder ROFO Right shall be personal to and non-transferable by the Public Supporting Shareholders; and

(B)

if the Drag Sale Transferor does not accept, or is deemed to have rejected, the offer made by REA in its ROFO Application pursuant to the provisions of Article 44(e) there shall be no Public Shareholder ROFO Right.

(iii)

If a Public Supporting Shareholder wishes to exercise its Public Shareholder ROFO Right, the Public Supporting Shareholder shall inform REA and the Drag Sale Transferor by written notice (the “Public Shareholder ROFO Participation Notice”) within 10 days of the Public Shareholder ROFO Notice (the “Public Shareholder ROFO Response Period”).

(e)

The Drag Sale Transferor may, within 10 days of the end of the Public Shareholder ROFO Response Period (or such longer period as may be agreed in writing by the Drag Sale Transferor and REA) (in each case, the “ROFO Response Expiration Date”), by written notice to REA, confirm if the Drag Sale Transferor accepts or rejects REA’s ROFO Application (the “ROFO Response Notice”). It is acknowledged and agreed that: (a) the Drag Sale Transferor shall not be obliged to accept the offer made by REA in the ROFO Application; and (b) if no ROFO Response Notice is sent by the Drag Sale Transferor by the end of the ROFO Response Expiration Date, the Drag Sale Transferor shall be deemed to have rejected REA’s ROFO Application, and such ROFO Application shall then be automatically revoked pursuant to Article 44(c).

(f)

If the Drag Sale Transferor has notified REA of its acceptance of REA’s ROFO Application on or before the ROFO Response Expiration Date (a “ROFO Acceptance Notice”), the Drag Sale Transferor shall be required, within three Business Days of such notice, to inform all other Shareholder Parties (other than REA) (the “ROFO Drag-Along Shareholders”) and all Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period by sending a notice requiring all the ROFO Drag-Along Shareholders and Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period to transfer all their Securities to REA at the price per Security specified in the ROFO Application Notice (the “ROFO Drag-Along Notice”).

(g)

Upon delivery of the ROFO Drag-Along Notice by the Drag Sale Transferor in accordance with Article 44(f), the Drag Sale Transferor, the ROFO Drag-Along Shareholders and the Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period shall be irrevocably obligated to transfer all of the Securities each such Shareholder holds to REA, and to execute, acknowledge and deliver all consents, assignments, waivers and other documents and/or agreements, appear at any meeting of the Shareholders (and at any adjournment or postponement thereof) for purposes of establishing a quorum and vote or cause to be voted its Securities in person or by proxy, and perform such action as necessary to give effect to the transfer described under the ROFO Drag-Along Notice within 15 days from the date of the ROFO Acceptance Notice, provided that a failure by a Public Supporting Shareholder to transfer its Securities to REA shall not relieve or discharge the Drag Sale Transferor, the ROFO Drag-Along Shareholders or the other

Public Supporting Shareholders from transferring their respective Securities to REA or REA from purchasing such Securities. REA shall be irrevocably obligated to purchase such ROFO Securities, and the Public Shareholder ROFO Securities (if any), against the receipt by the Company’s company secretary or transfer agent, as applicable of duly executed transfer forms or other applicable instrument of transfer, together with any relevant share certificates or affidavits for lost share certificates in respect of the ROFO Securities or the Public Shareholder ROFO Securities (if any) from the Drag Sale Transferor, the ROFO Drag-Along Shareholders and the Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period. The definitive sale and purchase agreement for the sale of the ROFO Securities and the Public Shareholder ROFO Securities (if any) shall not contain any representations or warranties by (or restrictive covenants on) the Drag Sale Transferor, the ROFO Drag-Along Shareholders and the Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period other than, on a several and proportionate basis with respect to the ROFO Securities and the Public Shareholder ROFO Securities (if any) being sold, representations and warranties with respect to:

(i)	its authority and capacity to execute the relevant transfer documents and to transfer the ROFO Securities or the Public Shareholder ROFO Securities (if any); and

(ii)	its title to the ROFO Securities or the Public Shareholder ROFO Securities (if any), free of Encumbrances.

(h)	If:

(i)	REA does not submit a ROFO Application within the ROFO Notice Period;

(ii)	REA submits a ROFO Application which is materially non-compliant with the provisions of this Article 44;

(iii)	the Drag Sale Transferor does not accept or is deemed to have rejected the offer made by REA in its ROFO Application pursuant to the provisions of this Article 44; or

(iv)	the Drag Sale Transferor has accepted the offer made by REA in its ROFO Application but:

(A)

REA has not acted in good faith or used reasonable endeavours to execute a definitive sale and purchase or other agreement with the Drag Sale Transferor, all the ROFO Drag-Along Shareholders and all the Public Supporting Shareholders that have delivered a Public Shareholder ROFO Participation Notice within the Public Shareholder ROFO Response Period that reflects the terms set out in Article 44(f) or otherwise to complete the transfer of the relevant Securities as a result of REA’s fault, act or omission, within 15 days (or such longer period as may be agreed between the Drag Sale Transferor and REA) of the ROFO Response Expiration Date (the “ROFO Signing Deadline”); or

(B)

such sale and purchase has not completed, as a result of REA’s fault, act or omission, by the latest of: (i) 30 days of the date of such agreement; (ii) 7 days from receipt of the regulatory approvals (if any) required to be obtained by REA under Applicable Law, the Drag Sale Transferor and/or any of the ROFO Drag-Along Shareholders or the relevant Public Supporting Shareholders in relation to the sale and purchase of the Securities; and (iii) such other date agreed in writing between the Drag Sale Transferor and REA (the “ROFO Completion Deadline”),

((a) and (b) being a “REA ROFO Default”),

for a period of 9 months (or 12 months where there is a REA ROFO Default) following, the latest of the following (where applicable): (i) the date of expiry of the ROFO Notice Period; (ii) the ROFO Response Expiration Date; (iii) the date of the ROFO Response Notice; (iv) the ROFO Signing Deadline; and (v) the ROFO Completion Deadline (the “ROFO Third Party Transfer Period”), the Drag Sale Transferor may, subject to compliance with Article 44(i), exercise its rights pursuant to, and in accordance with, Article 45 to require the Drag-Along Shareholders to Transfer all of their Securities to a Purchaser, with the price determined in accordance with Article 45(a). In the event that a Drag Sale is not completed within the ROFO Third Party Transfer Period, any Drag Sale contemplated by the Drag Sale Transferor shall be subject to and conditional upon compliance with the foregoing provisions of this Article 44.

(i)

During the ROFO Third Party Transfer Period, unless there has been a REA ROFO Default, the Drag Sale Transferor shall, or, to the extent the Company has agreed to conduct a sale process on behalf of the Drag Sale Transferor, shall take all Necessary Action to procure that the Company shall, invite REA to participate in any formal / mandated sale process conducted by the Drag Sale Transferor or the Company on the same terms as are applicable to all other prospective buyers/bidders in such process and shall subject to Applicable Laws (including, without limitation, applicable listing and insider trading rules):

(i)	if REA submits a bid in connection with the sales process, treat REA no less favourably than other prospective buyers/bidders; and

(ii)	give REA an opportunity to submit a bid at the same time as all other prospective buyers/bidders in such process,

provided, always, in respect of each of sub-clauses (i) and (ii),

(A)	REA will not be provided with the identity of any prospective buyer(s)/bidder(s) or the terms of any bids submitted by them;

(B)	REA’s nominated director shall be required to recuse himself or herself from any board level discussions relating to such sales process; and

(C)

during the ROFO Third Party Transfer Period, neither the Drag Sale Transferor nor the Company (to the extent applicable) shall be: (x) under any obligation to: (1) accept any bid from REA; or (2) invite REA to participate in the second stage of any such sales process if the indicative offer from REA is not sufficiently competitive; or (y) prevented from granting another bidder exclusivity during such period.

DRAG-ALONG RIGHT

45.	Drag Along Rights:

(a)	Subject to and without prejudice to the provisions of this Article 45, in the event that:

(i)

one or more Shareholder Party that constitutes a Major Shareholder (a “Dragging Shareholder” or “Dragging Shareholders”) intends to Transfer all of its / their Securities to a Purchaser (in a single Transfer or series of related Transfers);

(ii)

the procedure in Article 44 has been complied with, and such Shareholder Party and the Drag-Along Shareholders are not required to Transfer all of their Securities to REA pursuant to such Article 44 (including where the Drag Sale Transferor declines to accept an offer from REA pursuant to Article 44(h)(iii)); and

(iii)

such Transfer (or series of related Transfers) (“Drag Sale”) has been approved as a “Drag Sale” by the holders of not less than 50 per cent. of the Shares then in issue (including for the avoidance of doubt, Shareholders who are not Shareholder Parties), then, subject to Applicable Law, such Dragging Shareholder(s) shall have the right, subject to the provisions of this Article 45, to require all of the other Shareholder Parties (the “Drag-Along Shareholders”) to Transfer all (and not just some only) of their Securities to the Purchaser on the same terms and conditions as those between the Dragging Shareholder(s) and the Purchaser, and to execute, acknowledge and deliver all consents, assignments, waivers and other documents and/or agreements, appear at any meeting of the Shareholders (and at any adjournment or postponement thereof) for purposes of establishing a quorum and vote or cause to be voted its Securities in person or by proxy, and perform such action as necessary to give effect to such Transfer provided that REA: (x) may, in its sole discretion, voluntarily participate in the Drag Sale, if the price per Security to be received by REA in such Drag Sale will be less than the REA Floor Price; or (y) shall be required to participate in the Drag Sale: (1) if REA does not submit a ROFO

Application within the ROFO Notice Period or there has been a REA ROFO Default, if the price per Security to be received by REA in such Drag Sale will not be less than the REA Entry Price; or (2) if REA has submitted a ROFO Application within the ROFO Notice Period but such ROFO Application is rejected in accordance with Article 44(c) if the price per Security to be received by REA in such Drag Sale will not be less than the REA Floor Price.

For avoidance of doubt, a Drag Sale and/or the resulting Transfers by Drag-Along Shareholders may be implemented by various transaction structures, including a scheme of arrangement, in the discretion of the Dragging Shareholders

(b)	The Dragging Shareholder(s) shall inform the Drag-Along Shareholders in writing of:

(i)	the identity of the Purchaser;

(ii)	the price per Security (where applicable, the price per Warrant shall be specified as the price per Share less the Exercise Price (as defined in the terms and conditions of the Warrants); and

(iii)	a confirmation of the material terms and conditions,

applicable to the Transfer as soon as possible after the approval of a Drag Sale (a “Drag Notice”).

(c)	Drag Sale Completion:

(i)

Completion of the Transfers of the Drag-Along Shareholders’ Securities in respect of which the Drag Notice has been issued shall take place simultaneously with the Transfer of the Securities of the Dragging Shareholder(s), which shall take place by the latest of: (i) 60 days from the date of the Drag Notice; (ii) 7 days from receipt of the regulatory approvals (if any) required to be obtained by the Dragging Shareholder(s) or the Purchaser in relation to the Drag Sale under Applicable Law; and (iii) such other date agreed in writing between the Dragging Shareholder(s) and the Purchaser.

(ii)

The definitive agreement for the Transfer of the Drag-Along Shareholders’ Securities shall not contain any representations and warranties by (or restrictive covenants on) the Drag-Along Shareholders other than, on a several and proportionate basis with respect to the Securities being sold, representations and warranties by each Drag-Along Shareholder as to itself with respect to:

(A)	its authority and capacity to execute the relevant transfer documents and to transfer its portion of the Securities; and

(B)	its title to the Securities, free from Encumbrances.

(iii)

A Drag-Along Shareholder shall have the option, exercisable by written notice to the Dragging Shareholder(s) and the Company within five days after the date of the Drag Notice, to elect for cash as consideration (“Cash Consideration”) for its Securities, in the event that the consideration offered by the Purchaser is in the form of Alternative Consideration. Where such an option is not made available by the Purchaser, the Dragging Shareholder(s) shall, on a pro-rata basis according to the portion of their Securities being sold, within five Business Days following completion of the sale of the Drag-Along Shareholder’s Securities, purchase the Alternative Consideration received by such Drag-Along Shareholder by paying the Cash Consideration to the Drag-Along Shareholder. The amount of the Cash Consideration payable to the Drag-Along Shareholder(s) pursuant to this Article 45(c)(iii) shall be equal to the Fair Market Value of the Alternative Consideration.

(d)

Subject always to Article 163, the rights under this Article 45 are personal to and non-transferable by the Shareholder Parties that are Major Shareholders as of the date of the Shareholders Agreement (the “Existing Major Shareholders”) and shall not be applicable to any Purchaser that acquires Securities from any Existing Major Shareholder and subsequently qualifies as a “Major Shareholder” for the purposes of the Shareholders Agreement. Notwithstanding the foregoing, such Purchaser shall be entitled to vote its Securities in favour of a Drag Sale in accordance with Article 45(a)(iii).

TRANSMISSION OF SHARES

46.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

47.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

48.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

49.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

50.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

51.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

52.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

53.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

54.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

55.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

56.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

57.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

58.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

59.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

60.	The Directors may, whenever they think fit, convene a general meeting of the Company.

61.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give

Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

62.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least 7.5 percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

63.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

64.

Subject to Article 118, at least fourteen (14) clear days’ notice in writing counting from the date of service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the business to be considered at the meeting, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

65.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

66.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

67.

Subject to Article 118, no business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

68.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to a date falling within 30 days of the initial general meeting, at the same time and place, and at least fourteen (14) days’ notice shall be given to all Shareholders in relation to such adjourned meeting, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

69.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone, videoconference telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

70.	The Chairman shall preside as chairman at every general meeting of the Company.

71.

If there is no such Chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present in person or by proxy shall by a simple majority vote choose any Person present to be chairman of that meeting.

72.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

73.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

74.	A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

75.	In the case of an equality of votes on a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

76.

Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

77.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

78.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

79.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

80.	On a poll votes may be given either personally or by proxy.

81.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

82.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

83.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

84.

An Ordinary Resolution in writing signed by a simple majority of such Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A Special Resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

85.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

RESERVED MATTERS

86.

The Company shall not, and shall, to the extent it is legally able, procure that each of its direct and indirect subsidiaries (as applicable) shall not, take or enter into any agreement to take, any of the actions set out in Schedule 1 (the “Reserved Matters”) unless such action has first been approved by the Shareholders by Ordinary Resolution.

DIRECTORS

87.	Subject to these Articles, the Board shall consist of no more than nine (9) Directors (or such higher number as may be approved by the Shareholders in accordance with Article 86) and shall comprise:

(a)

one person jointly appointed as a Director by the TPG Investor Entities, provided that the TPG Investor Entities collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company;

(b)

one person appointed as a Director by the KKR Investor, provided that the KKR Investor and its Affiliates collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company; and

(c)

one person appointed as a Director by REA, provided that REA holds at least 7.5 per cent. of the issued share capital of the Company and subject always to Article 163. The person appointed by REA pursuant to this Article 87 must fulfil or comply with the following requirements (as the case may be):

(i)

such person not having been previously appointed to, or been a director of, the board of directors of 99.co (“99.co Board”) or has not had and does not have access to any competitively sensitive information relating to 99.co; or

(ii)

if such person has previously been a director on the 99.co Board or has had access to competitively sensitive information relating to 99.co, then such person shall not be involved or participate in, and shall be required to recuse himself / herself from all and any pricing or commercial decisions relating to the business of Group for a period of six months commencing from the date of his / her appointment to the Board,

(each an “Investor Director”).

88.	The following terms shall apply to the rights of appointment and removal of Directors of the TPG Investor Entities, KKR Investor and REA:

(a)

The right of appointment conferred on a Shareholder Party under Article 87 shall include the right of that Shareholder Party to remove and replace at any time from office such person appointed by that Shareholder Party as a Director and the right of that Shareholder Party at any time and from time to time to determine the period during which such person shall hold the office of Director. Each appointment or removal shall be given effect to in accordance with Article 89.

(b)

In the event a Shareholder Party ceases to be a Shareholder or ceases to hold the requisite shareholding percentage in the Company, as the case may be, such that the number of directors appointed by such Shareholder Party exceeds its entitlement under Article 87, such Shareholder Party (as applicable) shall promptly procure the removal or resignation of the Director appointed by it or him, as a Director (or as its appointee on any committee of the Board) such that the Shareholder Party does not have more Directors on the Board (or any of its committees) than it is entitled to appoint pursuant to Article 87. Any such resignation or removal shall take effect without any liability on the Company, whether for compensation for loss of office or otherwise, except to the extent that the liability is determined to have arisen in relation to a service contract with a Director who was acting in an executive capacity.

(c)

If a Director is or becomes prohibited from acting as a Director by law, or these Articles, the Shareholder which appointed that Director shall within five (5) Business Days, procure the removal or resignation of such Director (unless such person has already ceased to be a Director).

(d)

If a Shareholder fails to procure the removal or resignation of such Director in accordance with Articles 88(b) or 88(c), the Directors not appointed by that Shareholder shall (if necessary) by simple majority vote resolve to remove the relevant Director (such removal to take effect from the date such Directors’ resolution is passed).

(e)

Whenever for any reason a person appointed by a Shareholder Party ceases to be a Director (other than as a result of the Shareholder Party ceasing to hold the requisite shareholding percentage in the Company as contemplated by Article 87), that Shareholder Party shall be entitled to appoint forthwith another Director in substitution for the outgoing Director

(f)	The rights of appointment conferred of each of the TPG Investor Entities (as a group), the KKR Investor and REA under Article 87 shall be personal to those Shareholders and non-transferrable.

For the purposes of this Article 88, references to “Shareholder Party” shall be deemed to refer to the TPG Investor Entities as a group, collectively

89.

Each appointment or removal of a Director pursuant to Articles 87 and 88 shall be effected by notice in writing and signed by or on behalf of the Shareholder Party concerned and shall be delivered to the registered office for the time being of the Company. For the avoidance of doubt, any appointment or removal of a TPG Investor Director in accordance with Articles 87 and 88 shall be signed by the TPG Investor for so long as the TPG Investor is a Shareholder, and if the TPG Investor ceases to be a Shareholder, then by the remaining TPG Investor Entities jointly. The Company shall pass the required resolutions to update the Register of Directors and make the necessary filings with the Registrar of Companies in the Cayman Islands.

90.

Other than in respect of the appointment of an Investor Director pursuant to Articles 87 to 89, the Company may by Ordinary Resolution appoint any Person to be a Director which is not an Investor Director (a “Non-Investor Director”). The Non-Investor Directors shall comprise only independent non-executive Directors who do not, and whose spouses and immediate family members (by blood or marriage) do not, hold any directorships or securities in any member of the Group (save for any Shares issued or issuable pursuant to the exercise of any options, the settlement of any restricted stock units or share awards granted to or to be granted to such Directors under any employee share incentive, option, award or other similar plan which has been approved in accordance with the terms of the Shareholders Agreement, these Articles and/or Applicable Law and/or any Shares issued or issuable pursuant to the terms of any director appointment letters which have been approved by the Board), or any Shareholder Party, REA Listco or NWS, with the exception of the then-serving Chief Executive Officer of the Company and Stephen Nicholas Melhuish.

91.	Subject to these Articles:

(a)

an Investor Director shall hold office until such time as he or she resigns his office by notice in writing to the Company, is removed from office in accordance with these Articles or is otherwise disqualified from acting as a Director (including pursuant to the Companies Act).

(b)

a Non-Investor Director shall hold office until such time as he or she resigns his office by notice in writing to the Company, is removed from office by Ordinary Resolution or is otherwise disqualified from acting as a Director (including pursuant to the Companies Act).

92.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

93.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

94.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Non-Investor Director, subject to the maximum number (if any) imposed by these Articles or by Ordinary Resolution.

95.	Board Observers

(a)	Notwithstanding anything contained in these Articles, and in respect of REA only, subject always to Article 163, each of:

(i)	the TPG Investor Entities (collectively as a group), in aggregate;

(ii)	the KKR Investor and its Affiliates (collectively as a group), in aggregate; and

(iii)	REA,

provided that it holds at least 7.5 per cent. of the issued share capital of the Company, shall have the right to nominate one person as an observer (a “Board Observer”), who shall, subject to these Articles and/or Applicable Law, have the right to attend all meetings of the Board and any committee thereof, and speak at such meeting if they are invited to do so by any other Director at such meeting, but who shall not vote on any resolution of the Board or such committee. The Company shall provide to the Board Observer(s) all notices, minutes, consents, resolutions and all other materials and information that it provides to the Directors with respect to meetings of the Board or any such committee in the same format and at the same time that such materials and information are given to the Directors. The right of nomination conferred on each of the TPG Investor Entities, the KKR Investor and REA as aforesaid shall include the right of such Shareholder Party to request the removal at any time of such person nominated by it as a Board Observer, the right to nominate a substitute Board Observer and the right of that Shareholder Party at any time and from time to time to determine the period during which such person shall hold the position of the Board Observer. The right of nomination or request for removal of the Board Observer shall be in writing and signed by or on behalf of the Shareholder Party and shall be delivered to the registered office of the Company. The rights of the TPG Investor Entities, the KKR Investor and REA hereunder are in addition to their respective rights (if any) to appoint Directors to the Board pursuant to these Articles. For the avoidance of doubt, in respect of the TPG Investor Entities, the TPG Investor Entities shall collectively only have the right to appoint one Board Observer, and any appointment or removal of its Board Observer by the TPG Investor Entities in accordance with this Article 95 shall be signed by the TPG Investor on behalf of all TPG Investor Entities for so long as the TPG Investor is a Shareholder, and if the TPG Investor ceases to be a Shareholder, then by the remaining TPG Investor Entities jointly. For the avoidance of doubt, the rights of appointment of each of the TPG Investor Entities, the KKR Investor and REA under this Article 95 shall be personal and non-transferable.

ALTERNATE DIRECTOR

96.

Any Director may in writing from time to time and at any time appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

97.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

98.

The Directors shall cause the Company and the Group to carry on the Group Business and such other business as may from time to time be agreed by the Board and approved by the Shareholders in accordance with Article 86 (Reserved Matters).

99.

Subject to Article 86 (Reserved Matters), the Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

100.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

101.	Committees

(a)

Subject to these Articles (including Article 163), the Directors may delegate any of their powers to committees consisting of such number of Directors as they deem fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and when establishing any committee the Board shall approve the terms of reference and scope of authority of such committee. Save as otherwise provided in this Article 101, proceedings of any committee of the Board shall be conducted in the same manner as proceeds of the Board. The Company’s committees shall initially comprise of:

(b)	Audit and Risk Committee

(i)	An audit and risk committee (the “Audit and Risk Committee”) to operate in accordance with the terms of reference of that committee as approved by the Board.

(ii)	The Audit and Risk Committee shall comprise Non-Investor Directors only and shall not include any Investor Director.

(iii)	The Board or any two (2) members of the Audit and Risk Committee may from time to time convene a meeting of the Audit and Risk Committee.

(iv)

The quorum necessary for the transaction of the business of the Audit and Risk Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Audit and Risk Committee.

(c)	Nominating Committee

(i)	A nominating committee (the “Nominating Committee”) to operate in accordance with the terms of reference of that committee as approved by the Board.

(ii)	From time to time, the Nominating Committee can recommend for the Board’s approval policies regarding the appointment, retirement, termination and tenure of Directors and related aspects.

(iii)	The Nominating Committee shall comprise:

(A)	two Non-Investor Directors;

(B)	one representative nominated by the TPG Investor Entities (acting as a group), provided they are entitled to appoint an Investor Director pursuant to Article 87;

(C)	one representative nominated by the KKR Investor, provided it is entitled to appoint an Investor Director pursuant to Article 87; and

(D)	one representative nominated by REA, provided it is entitled to appoint an Investor Director pursuant to Article 87.

(iv)

The chairman of the Nominating Committee shall be appointed by either the TPG Investor Entities (acting as a group) or the KKR Investor (in each case, provided they are entitled to appoint an Investor Director pursuant to Article 87). Such appointment right shall be rotated annually (or as otherwise agreed by the TPG Investor Entities (as a group) and the KKR Investor) between the TPG Investor

Entities (acting as a group) and the KKR Investor in the following order of rotation: the TPG Investor Entities (as a group), then the KKR Investor.

(v)	The Board or any two (2) members of the Nominating Committee may from time to time convene a meeting of the Nominating Committee.

(vi)

The quorum necessary for the transaction of the business of the Nominating Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Nominating Committee.

(vii)

In the case of an equality of votes at any meeting of the Nominating Committee, the chairman of the Nominating Committee (as appointed in accordance with Article (iii)) shall be entitled to a second or casting vote.

(d)	Remuneration Committee

(i)	A remuneration committee (the “Remuneration Committee”) to operate in accordance with the terms of reference of that committee.

(ii)	The Remuneration Committee shall comprise:

(A)	two Non-Investor Directors; and

(B)

one representative nominated by either the TPG Investor Entities (acting as a group) or the KKR Investor (in each case, provided they are entitled to appoint an Investor Director pursuant to Article 87). Such appointment right shall be rotated annually (or as otherwise agreed by the TPG Investor Entities (as a group) and the KKR Investor) between the TPG Investor Entities (acting as a group) and the KKR Investor, in the following order of rotation: the TPG Investor Entities (as a group), then the KKR Investor.

(iii)	The chairman of the Remuneration Committee shall be a Non-Investor Director.

(iv)	The Board or any two (2) members of the Remuneration Committee may from time to time convene a meeting of the Remuneration Committee.

(v)

The quorum necessary for the transaction of the business of the Remuneration Committee shall be the presence in person, or by proxy, of at least the majority in number of the members of the Remuneration Committee.

102.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

103.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

104.

Subject to Article 101, the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

105.

Subject to Article 101, the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

106.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

107.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

BORROWING POWERS OF DIRECTORS

108.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

109.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

110.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

111.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

112.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	subject to Articles 87 to 91, is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

113.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a simple majority vote of the Directors present and voting at the meeting. In case of an equality of votes the Chairman (if any) shall not have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

114.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone, videconference or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

115.

Each of the Directors shall be entitled to receive not less than five (5) Business Days’ written notice of all meetings of the Directors (or such shorter period of notice, or without notice, in respect of any particular meeting as may be agreed jointly by all the Directors) specifying the date (which shall be a Business Day), time and place of the meeting and shall be accompanied by a detailed agenda in respect of the business to be transacted thereat, together with any materials required for such meeting.

116.

The quorum necessary for the transaction of the business of the Directors shall be any three Directors, including at least one Non-Investor Director. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. In the event that a meeting of Directors duly convened cannot be held for lack of quorum within half an hour from the time appointed for the meeting, the meeting shall be adjourned to a date falling seven days later at the same time and place with at least three Business Days’ notice shall be given to all Directors in relation to such adjourned meeting and the quorum for that adjourned meeting shall be any three Directors, including at least one Non-Investor Director. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for the holding of the adjourned meeting, the meeting shall be dissolved.

117.

Subject to Article 118, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

118.	Notwithstanding anything to the contrary in these Articles and subject to Article 118(b):

(a)	Where any of the TPG Investor Entities or their Affiliates, the KKR Investor or its Affiliates and/or REA or its Affiliates:

(A)	has an interest in respect of any transaction, matter, contract or arrangement involving the Company or any Group Company (including but not limited to buying Shares);

(B)

is in a competitive situation with the Company or any Group Company (including, but not limited to, the proposed entry into of any contract or series of related contracts with a third party in excess of S$250,000 per annum or with respect to the acquisition or series of related acquisitions of any assets, business or shares in excess of S$2,000,000;

(C)	has any claim against or by the Company or any other Group Company; and/or

(D)	is in material non-compliance with its obligations under Articles 39 to 45, and, in the case of REA only, non-compliance with its obligations under Clause 6 of the Shareholders Agreement,

the Board having resolved in a closed session in which they can exclude the TPG Investor Director, the KKR Investor Director and/or the REA Investor Director (as the case may be), shall have the right to:

(i)

require that: (i) the TPG Investor Entities, the KKR Investor and/or REA (as the case may be) (for the purposes of this Article 118, the “Conflicted Shareholders”); and (ii) the Directors, committee members and/or Board Observers appointed by the Conflicted Shareholders:

(A)	recuse himself or themselves (as the case may be) from participating in, and abstain from voting on, all discussions and/or deliberations on such transaction, matter, contract or arrangement; and

(B)	be excluded from being counted in the quorum for Board meetings on such transaction, matter, contract or arrangement; and

(ii)

restrict and/or limit the disclosure of any information to the Conflicted Shareholders in relation to such transaction, matter, contract or arrangement. The exclusion and restriction on information shall also permit the Board (or the board of directors of the relevant Group Company) to withhold from notices of meetings and/or redact from minutes of meetings any reference to and details of such transaction, matter, contract or arrangement

(b)	Corporate Opportunities.

(i)

The TPG Investor Entities, REA, REA Listco, the KKR Investor and their respective Associated Persons (as defined below) and any Director appointed by the TPG Investor Entities, REA or the KKR Investor may engage in or possess any interest in other investments, business ventures or persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Group Companies, and may provide advice and other assistance to any such investment, business venture or person, and the Group Companies and the other Shareholder Parties shall have no rights by virtue the Shareholders Agreement and/or these Articles in and to such investments, business ventures or persons or the income or profits derived therefrom. The pursuit of any such investment or venture, even if competitive with the business of any Group Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of any Group Company or the other Shareholder Parties.

(ii)

None of the TPG Investor Entities, REA, REA Listco or the KKR Investor and their respective Associated Persons and any Director appointed by TPG Investor Entities, REA or the KKR Investor shall be obligated to present any particular investment or business opportunity to any Group Company even if such opportunity is of a character that, if presented to such Group Company, could be pursued by such Group Company, and the TPG Investor Entities, REA, REA Listco and the KKR Investor and its Associated Persons and any Director appointed by the TPG Investor Entities, REA or the KKR Investor shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other person any such investment opportunity.

(iii)

For the purpose of this Article 118, the term “Associated Person” means, with respect to any person, such person’s Affiliates and any other person over whom such first person exercises a level of influence which, though it is not control, is demonstrably significant as pertains to the management and policies of such person

119.

Subject to these Articles, a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. Subject to Article 118, a Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

120.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

121.	The Directors shall cause minutes to be made in books or loose-leaf folders, or stored in electronic or digital form, for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

122.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

123.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

124.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

125.

The Chairman shall preside as chairman at every meeting of the Board, but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

126.

Subject to any regulations imposed on it by the Directors and these Articles, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

127.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall not have a second or casting vote.

128.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

129.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles (including for the avoidance of doubt, Article 86), the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

130.

Without limiting Article 129 and subject to these Articles (including for the avoidance of doubt, Article 86) and any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

131.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

132.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

133.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

134.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

135.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

136.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

137.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

138.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

139.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

140.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine and/or if required by any applicable law, rule, regulation or regulatory authority, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

141.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

142.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

143.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

144.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

145.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

146.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

147.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

148.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

149.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

150.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

151.	No Indemnified Person shall be liable (and an Indemnified Person shall be indemnified by the Company as described in Article 150 if any person holds such Indemnified Person liable):

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

152.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

153.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

154.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

155.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

156.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

157.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

158.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

159.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

160.	The Company may merge or consolidate in accordance with the Companies Act.

161.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

162.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

CONSEQUENCES OF A REA BREACH

163.

In the event that REA, REA Listco, or any of their respective Subsidiaries (as applicable) or the NWS Group has breached Clauses 6.1 or 6.2 of the Shareholders Agreement, REA shall cease to be entitled to receive benefits and to enforce its rights under Articles 44, 45(d), 87, 95, and 101 of these Articles until such time as the relevant breach is remedied by REA, REA Listco, or any of their respective Subsidiaries (as applicable) or the NWS Group to the reasonable satisfaction of the Company, the TPG Investor Entities and the KKR Investor.

SCHEDULE 1

RESERVED MATTERS

1.	In respect of any of the Company’s direct or indirect subsidiaries, any initial public offering of its shares or securities.

2.

Any purchase or acquisition of any material asset, property or any interest therein or sale or disposal of the whole or a substantial part of the undertaking or assets of the Company or any of the Company’s direct or indirect Subsidiaries (for the purposes of this Schedule 1, the “ListCo Group,” and any member of the ListCo Group, a “ListCo Group Company”). For the purposes of this paragraph 2, a material asset or property shall mean any asset or property where the consideration payable or receivable by a ListCo Group Company for such asset or property represents more than 25% of the value of the total assets or revenue of the ListCo Group (whichever is greater) as set out in the Company’s latest published consolidated financial statements.

3.	Any change in the maximum size of the Board.

4.	Any change in the Group Business or the business undertaken by the Group.